POMEROY COMPUTER RESOURCES, INC.
                     FIRST AMENDMENT TO EMPLOYMENT AGREEMENT


     This First Amendment to Employment Agreement ("First Amendment") is made as of the ____ day of ____________________, 2002, by and between POMEROY COMPUTER RESOURCES, INC., a Delaware corporation ("Company"), and TIMOTHY E. TONGES ("Employee").

     WHEREAS, on the 31st day of May, 2001, the Company and Employee executed an Employment Agreement ("Agreement") whereunder Employee agreed to serve as the Company's Executive Vice President of Sales and Operations pursuant to the terms thereof; and

          WHEREAS, Company and Employee now desire to enter into this First Amendment to Employment Agreement to provide Employee with continued employment with the Company and additional responsibilities, duties, benefits and compensation incident thereto.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants hereinafter set forth, the parties hereby agree as follows:

1.   Section  2  of  the  Agreement  shall  be  amended  as  follows:

2.   Term.  The  term  of Employee's employment pursuant to this First Amendment
     ----
     shall begin on the date first written above and shall continue for a period of three (3) years thereafter, unless terminated earlier pursuant to the provisions of Section 10 of the Agreement, provided that Sections 8, 9, 10(b), 11, if applicable, and 12, if applicable, of the Agreement shall survive the termination of such employment and shall expire in accordance with the terms set forth therein.

3. Section 5 shall be amended by deleting Sections 5(a), 5(d)(ii), 5(e), and 5(g) of the Agreement in their entirety and replacing them with the following:


     5.   Compensation.  For all services rendered by the Employee, compensation
          ------------
          shall  be  paid  to  Employee  as  follows:

               (a)  Base Salary. Effective March 1, 2002, Employee's base annual
                    -----------
               salary shall be $225,000.00. Employee shall be entitled to an increase in his annual base salary, in the event the Company meets or exceeds the following net profit before taxes thresholds: (1) if Company's net profit before taxes for fiscal year 2002 is greater than 4.5% during that period, Employee's annual base salary for the second year of this First Amendment shall be automatically increased by $25,000.00; and (2) if Company's net profit before taxes for fiscal year 2003 is greater than 5.0% during that period, Employee's annual base salary for the final year of the initial term of this three (3) year First Amendment shall be automatically increased by $25,000.00.


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               (d)  Quarterly  Bonus  based  on  NPBT.
                    ----------------------------------
                        (ii) Employee shall also be eligible to receive a quarterly bonus if Company's net profit before taxes ("NPBT") meet or exceed certain thresholds, which are more particularly set forth herein below. If Company's NPBT for the applicable quarter is greater than 4.0%, Employee shall be entitled to receive a cash bonus of $15,000.00 for the quarter; if Company's NPBT for the applicable quarter is greater than 4.50%, Employee shall be entitled to receive a cash bonus of $25,000.00; or, if Company's NPBT is greater than 5.0%, Employee shall be entitled to receive a cash bonus of $35,000.00. In the event Company fails to attain the NPBT thresholds referenced hereinabove for the applicable quarter, Employee shall not be eligible for or entitled to any bonus hereunder. The quarterly bonus schedule provided in this Section shall be in effect for fiscal year 2002 only. For each subsequent year of this First Amendment, the parties shall, in good faith, negotiate and agree upon criteria for any such quarterly NPBT related bonuses.


               (e)  Year  End  Bonus  based  on  Company's  Performance/Results.
                    -----------------------------------------------------------
               Employee shall be eligible to receive a year end bonus in accordance with the following schedule so long as (1) Company achieves a net profit before taxes ("NPBT") greater than 4.25% for fiscal year 2002; (2) the Company's Core Services, excluding extended warranties and cabling, are equal to or greater than $107,000,000.00; and (3) Company's gross sales are in excess of the following thresholds: If Company generates gross sales in excess of $870,000,000.00 for fiscal year 2002, Employee shall be entitled to receive $100,000.00 in cash or stock and 25,000 stock options; if Company generates gross sales in excess of $900,000,000.00 for fiscal year 2002, Employee shall be entitled to receive $125,000.00 in cash or stock and 35,000 stock options; or if Company generates gross sales in excess of $930,000,000.00 for fiscal year 2002, Employee shall be entitled to receive $150,000.00 in cash or stock and 50,000 stock options. Employee understands and acknowledges that payment of fifty percent (50%) of any cash bonus deemed earned by Employee hereunder shall be deferred and subject to a five (5) year vesting schedule.
               Employee further understands and acknowledges that any stock options awarded hereunder shall be subject to a three (3) year vesting schedule. Any such stock option awards made pursuant to this Section 5(e) shall be made subject to any and all terms and conditions contained in the Company's 1992 Non-Qualified and Incentive Stock Option Plan and the Award Agreement incident thereto. Any such award shall grant Employee the option to acquire a certain amount of common stock of the Company at the fair market value of such common stock as of the applicable date. For the purposes of this First Amendment, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and ask prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date). The year-end bonus schedule provided in this Section shall be in effect for fiscal year 2002 only. For each subsequent year of this First Amendment, the parties shall, in good faith, negotiate and agree upon year-end criteria for any such year-end bonuses.


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               (g)  Signing  Bonus.
                    ---------------

                    (i) The Company hereby agrees to provide Employee with a signing bonus, in the form of 25,000 stock options, as additional consideration for his execution of and agreement to the terms of this First Amendment to Employment Agreement. Employee understands that the Company's award of such stock options is contingent upon his execution of this First Amendment with the Company and that the award shall be made subsequent to the execution hereof as follows: Employee shall be awarded the right to acquire 25,000.00 shares of common stock, .01 par value, of Pomeroy Computer Resources, Inc., subject to a three (3) year vesting schedule and any other conditions contained in the Pomeroy Computer
                    Resources, Inc., Non-Qualified and Incentive Stock Option Plan and the Award Agreement. Such award of the stock options to acquire the common stock of Pomeroy Computer Resources, Inc., shall be at the fair market value of such common stock as of the applicable date. For purposes of this First Amendment, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and ask prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date).

                    (ii) Furthermore, so long as Employee remains employed by the Company during the term of this First Amendment, he shall be awarded (a) the right to acquire 25,000 shares of common stock, $.01 par value, of Pomeroy Computer Resources, Inc., at the end of the second year of the initial term of this First Amendment; and (b) the right to acquire 25,000 shares of common stock, $.01 par value, of Pomeroy Computer Resources, Inc., at the end of the third year of the initial term of this First Amendment. Employee acknowledges and understands that any such stock options awarded to him hereunder at the end of the second and third year of the initial term of this First Amendment shall be subject to a three (3) year vesting schedule and any other conditions contained in the Pomeroy Computer Resources, Inc., Non-Qualified and Incentive Stock Option Plan and the Award Agreement. Such award of the stock options to acquire the common stock of Pomeroy Computer Resources, Inc., shall be at the fair market value of such common stock as of the applicable date. For purposes of this First Amendment, the fair market value as of the applicable date shall mean with respect to the common shares, the average between the high and low bid and ask prices for such shares on the over-the-counter market on the last business day prior to the date on which the value is to be determined (or the next preceding date on which sales occurred if there were no sales on such date).


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4.    Section  5  of  the Agreement shall be amended by adding the following new subsection  (d)(iv)  as  provided  below:

               5(d)(iv)   Quarterly  Bonus  based  on  Core  Services Revenues.
                          -----------------------------------------------------
          During fiscal year 2002, Employee shall be eligible to receive a quarterly bonus based upon the gross sales of the Company's Core Service offerings, which shall not include the sale of manufacturer extended warranties and/or cabling revenues, as follows: if the Company's gross sales for Core Services are equal to or greater than $26,000,000.00 for the applicable quarter, Employee shall be entitled to receive a cash bonus of $15,000.00; if the Company's gross sales for Core Services are equal to or greater than $28,000,000.00 for the applicable quarter, Employee shall be entitled to receive a cash bonus of $25,000.00; or, if the Company's gross sales for Core Services are equal to or greater than $30,000,000.00, Employee shall be entitled to receive a cash bonus of $35,000.00. The quarterly bonus schedule provided in this Section shall be in effect for fiscal year 2002 only. For each subsequent year of this First Amendment, the parties shall, in good faith, negotiate and agree upon criteria for any such quarterly bonuses related to Core Services Revenues.

5. Section 5 of the Agreement shall be amended by adding the following new subsection (d)(v) as provided below:

               5(d)(v).  Quarterly  Bonus - Management Based Objective ("MBO").
                         -----------------------------------------------------
          Employee shall be eligible to receive a quarterly bonus as stated below for each quarter of fiscal 2002 if the cumulative dollar amount of the Company's total outstanding Account Receivables, as such term is more particularly defined herein below, is less than the following thresholds: If the Company's total outstanding Account Receivables are less than $35,000,000.00 for the applicable quarter, Employee shall be entitled to receive a cash bonus of $7,500.00; or, if the Company's total outstanding Account Receivables are less than $30,000,000.00 for the applicable quarter, Employee shall be entitled to receive a cash bonus of $10,000.00; or, if the Company's total outstanding Account Receivables are less than $25,000,000.00 for the applicable quarter, Employee shall be entitled to receive a cash bonus of $15,000.00. For purposes of this MBO bonus provision, the capitalized term "Account Receivables" shall be defined as all receivables related to the following Company accounts, without regard to and excluding any reserves established on the Company's books for such accounts: rebate receivables, receivables related to product returns, price protection receivables, NSN receivables, deposits, warranty/cross-ship reimbursement receivables, employee receivables, receivables related to leases and tax related receivables arising thereunder, marketing receivables, and other miscellaneous account receivables. In no event shall the term "Account Receivables," as defined hereinabove, include receivables related to the Company's customer trade accounts. This MBO bonus, as provided for hereinabove, shall be in effect for fiscal year 2002 only.

6.    Section  6(g)  of  the  Agreement  shall  be  amended  as  follows:

          6(g)  Club  Membership  Dues.  Effective  March  1,  2002,  Employee
                ----------------------
          acknowledges, agrees and understands that the Company shall suspend this


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          Section  6(g) of the Agreement and the Company shall not provide or be required to provide any further payment for Employee's membership dues at Traditions Golf Club during the term of this First Amendment.

     Except as modified by this First Amendment to Employment Agreement, the parties affirm and ratify the terms and conditions of the Agreement.

     IN WITNESS WHEREOF, this First Amendment to Employment Agreement has been executed as of the day and year first above written.

Witnesses:

___________________________________          POMEROY  COMPUTER
                                             RESOURCES,  INC.

___________________________________          By:________________________________


___________________________________          ___________________________________
                                             TIMOTHY  E.  TONGES
____________________________________


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